SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (this “Agreement”) is made and entered into this 2nd day of July, 2019 by and among HUAHUI EDUCATION GROUP LIMITED (“HHEG” and BUYER), an exempted company formed under the laws of the Cayman Islands, HUAHUI GROUP STOCK LIMITED (“HGSL”), a Seychelles company limited by shares, and HGSL’s shareholders, Mr. Junze Zhang, Feier Co., Limited and Meisi Co., Limited (the “HGSL Shareholders”). HGSL and the HGSL Shareholders shall be sometimes collectively referred to as the “Company” and “Sellers”).

WHEREAS, the HGSL Shareholders are the owners of record of 100% of the issued and outstanding shares of HGSL; and

WHEREAS, the HGSL Shareholders desire to acquire from HHEG an aggregate of 300,000,000 or approximately 99.1% shares of HHEG’s common stock, par value $0.0001 per share (the “HHEG Shares”), in exchange for 100% of the outstanding shares of HGSL (the “Exchange Shares”); and

WHEREAS, the offer and sale of the HHEG Shares by HHEG is intended to be exempt from the registration provisions of Section 5 under the Securities Act of 1933, as amended, (the “Securities Act”) pursuant to the provisions of Regulation S (“Regulation S”) which was adopted by the Securities and Exchange Commission (the “SEC”) under the Securities Act.

NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:

ARTICLE I
Share exchange

Section 1.01 Share Exchange. Subject to the terms and conditions of this Agreement, at the Closing, the HGSL Shareholders shall transfer to HHEG all of the shares that they hold in HGSL (which constitutes 100% of the equity ownership of HGSL) and, in consideration therefor, HHEG shall issue an aggregate of 300,000,000 fully paid and non-assessable shares of HHEG common stock, par value $0.0001, to the HGSL Shareholders as follows:

Mr. Junze Zhang – 30,000,000 HHEG Shares

Feier Co., Limited – 153,000,000 HHEG Shares

Meisi Co., Limited – 117,000,000 HHEG Shares

ARTICLE II
CLOSING

Section 2.01 Date and Place of Closing. The closing (the “Closing”) of the transactions contemplated hereby shall, subject to the satisfaction or waiver of the applicable conditions set forth herein, take place in Shenzhen, China, at the offices of HHEG, or other place as the parties may mutually agree, at 10:00 a.m. (Shenzhen, China Time) on or before July 5, 2019 (“Closing Date”); provided that the Parties may mutually agree in writing to a later date.

Section 2.02 Deliveries at Closing.

(a) At the Closing, HHEG shall deliver to each HGSL Shareholder a certificate evidencing the number of newly issued HHEG Shares set forth in Section 1.01, above.

(b) At or prior to the Closing, each HGSL Shareholder shall deliver to HHEG all of the shares that they own in HGSL duly endorsed for transfer to HHEG together with a bought note, instrument of transfer and such other documentation or instruments as shall be necessary to transfer the Exchange Shares.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF HHEG

HHEG hereby represents, warrants and agrees as of the date of this Agreement and the Closing Date as follows:

Section 3.01 Corporate Organization

a. HHEG is a corporation duly organized, validly existing and in good standing under the laws of the Cayman Islands, and has all requisite corporate power and authority to own its properties and assets and to conduct its business and is duly qualified to do business and in good standing in each jurisdiction in which the nature of the business conducted by it or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of HHEG.

b. Copies of the Memorandum and Articles of Association of HHEG, with all amendments thereto to the date hereof, have been furnished to HGSL and each of the HGSL Shareholders, and such copies are accurate and complete as of the date hereof. The minute books of HHEG are current as required by law, contain the minutes of all meetings of the Board of Directors and shareholders of HHEG from its date of incorporation to the date of this Agreement, and adequately reflect all material actions taken by the Board of Directors and shareholders of HHEG.

Section 3.02 Capitalization of HHEG. The authorized capital stock of HHEG consists of 500,000,000 ordinary shares, par value $.0001 per share. As of the date hereof, HHEG has 2,734,900 ordinary shares issued and outstanding. All of the issued shares of capital stock of HHEG have been duly authorized, and are validly issued, fully paid and non-assessable.

2

The parties agree that they have been informed of the issuances of these HHEG Shares, and that all such issuances of HHEG Shares pursuant to this Agreement will be in accordance with the provisions of this Agreement. All of the HHEG Shares to be issued pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable and no personal liability will attach to the ownership thereof and in each instance, they will have been issued in accordance with the registration requirements of applicable securities laws or an exemption therefrom. As of the date of this Agreement there are no outstanding options, warrants, agreements, commitments, conversion rights, preemptive rights or other rights to subscribe for, purchase or otherwise acquire any shares of capital stock or any un-issued or treasury shares of capital stock of HHEG.

Section 3.03 Subsidiaries and Equity Investments. HHEG has no subsidiaries or equity interest in any corporation, partnership or joint venture except as provided in this Agreement.

Section 3.04 Authorization and Validity of Agreements. HHEG has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and upon the execution and delivery by HGSL and the performance of its obligations herein, this Agreement will constitute a legal, valid and binding obligation of HHEG. The execution and delivery of this Agreement by HHEG and the consummation by HHEG of the transactions contemplated hereby have been duly authorized by all necessary corporate action of HHEG, and no other corporate proceedings on the part of HHEG are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 3.05 No Conflict or Violation. The execution, delivery and performance of this Agreement by HHEG do not and will not violate or conflict with any provision of its Memorandum and Articles of Association, and do not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate or result in a breach of or constitute (with due notice or lapse of time or both) a default under, or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which HHEG is a party or by which it is bound or to which any of its properties or assets is subject, nor will it result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of HHEG, nor will it result in the cancellation, modification, revocation or suspension of any of the licenses, franchises or permits to which HHEG is bound.

Section 3.06 Consents and Approvals. No consent, waiver, authorization or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation is required in connection with the execution and delivery of this Agreement by HHEG or the performance by HHEG of its obligations hereunder.

Section 3.07 Absence of Certain Changes or Events.

a. As of the date of this Agreement, HHEG does not know or have reason to know of any event, condition, circumstance or prospective development which threatens or may threaten to have a material adverse effect on the assets, properties, operations, prospects, net income or financial condition of HHEG.

3

b. Since its inception, there has not been any declaration, setting aside or payment of dividends or distributions with respect to shares of capital stock of HHEG.

c. Since its inception, there has not been an increase in the compensation payable or to become payable to any director or officer of HHEG.

Section 3.08 Disclosure. This Agreement does not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 3.09 Litigation. There is no action, suit, proceeding or investigation pending or threatened against HHEG that may affect the validity of this Agreement or the right of HHEG to enter into this Agreement or to consummate the transactions contemplated hereby.

Section 3.10 Securities Laws.

a. HHEG has complied in all material respects with applicable Cayman Islands securities laws, rules and regulations, as such laws, rules and regulations apply to HHEG and its securities.

b. All shares of capital stock of HHEG have been issued in accordance with applicable Cayman Islands securities laws, rules and regulations. There are no stop orders in effect with respect to any of HHEG’s securities.

Section 3.11 Tax Returns, Payments and Elections. HHEG has timely filed all tax returns, statements, reports, declarations and other forms and documents and has, to date, paid all taxes due.

Section 3.12 34 Act Reports. None of HHEG’s filings with the SEC, contains any untrue statement of a material face or omits to state a material fact necessary to make the statements therein not misleading, in light of the circumstances in which they were made.

Section 3.13 Survival. Each of the representations and warranties set forth in this Article III shall be deemed represented and made by HHEG at the Closing as if made at such time.

Section 3.14 Legend. Each certificate representing the HHEG Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable United States federal or state securities laws:

“THESE SECURITIES ARE BEING OFFERED TO SHAREHOLDERS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

4

“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF HGSL AND EACH HGSL SHAREHOLDER

HGSL and the HGSL Shareholders, severally, represent, warrant and agree as follows as of the date of this Agreement and the Closing Date:

Section 4.01 Corporate Organization.

a. HGSL is a corporation incorporated in the republic of Seychelles. It is duly organized, validly existing and in good standing in the Seychelles and has all requisite corporate power and authority to own its properties and assets and to conduct its business and is duly qualified to do business, is in good standing in each jurisdiction wherein the nature of the business conducted by HGSL or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of HGSL.

b. Copies of the Articles of Association and the Memorandum of Association of HGSL, with all amendments thereto to the date hereof, have been furnished to HHEG, and such copies are accurate and complete as of the date hereof. The minute books of HGSL are current as required by law, contain the minutes of all meetings of the Boards of Directors and shareholders of HGSL and adequately reflect all material actions taken by HGSL’s Board of Directors and HGSL’s shareholders.

Section 4.02 Title to Exchange Shares, and Chain of Ownership.

a. As of the date hereof and on the Closing Date, each HGSL Shareholder represents and warrants that he/it has and will have good and marketable title to his/its Exchange Shares and that he/it is transferring his/its Exchange Shares to HHEG free and clear of any liens, claims or encumbrances. Further, each HGSL Shareholder has and will have the right to transfer his/its Exchange Shares without consent of any other person or entity.

5

b. HGSL wholly owns Huahui Group (HK) Co., Ltd., a corporation incorporated under the laws of Hong Kong (“HGHK”) and Huahui Group Co., Ltd., a corporation incorporated under the laws of Seychelles (“HGC”); HGHK wholly owns Huahui (SZ) Edu Management Ltd., a corporation incorporated under the laws of the PRC (“HHSZ”); HHSZ wholly owns Shenzhen Huahui Shangxing Education Consulting Ltd., a corporation incorporated under the laws of the PRC (“SHSEC”); and SHSEC wholly owns Zhongdehui (SZ) Development Co., Ltd., a corporation incorporated under the laws of the PRC (“ZSDC”). HGHK, HGC, HGSZ, SHSEC and ZSDC are each duly organized, validly existing and in good standing under the laws of their jurisdictions of incorporation and each has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted and is duly qualified to do business, is in good standing in each jurisdiction wherein the nature of the business conducted by or the ownership or leasing of its properties makes such qualification and being in good standing necessary, except where the failure to be so qualified and in good standing will not have a material adverse effect on the business, operations, properties, assets, condition or results of operation of any of HGHK, HGC, HGSZ,, SHSEC, or ZSDC.

Section 4.03 Authorization and Validity of Agreements. HGSL has all corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by HGSL and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on the part of HGSL are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. The HGSL Shareholders have approved this Agreement on behalf of HGSL and no other stockholder approvals are required to consummate the transactions contemplated hereby. The HGSL Shareholders are competent and duly authorized to execute this Agreement and have the power to execute and perform this Agreement. No other proceedings on the part of HGSL or any HGSL shareholder are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.

Section 4.04 No Conflict or Violation. The execution, delivery and performance of this Agreement by HGSL or any HGSL Shareholder does not and will not violate or conflict with any provision of the constituent documents of HGSL, and does not and will not violate any provision of law, or any order, judgment or decree of any court or other governmental or regulatory authority, nor violate, result in a breach of or constitute (with due notice or lapse of time or both) a default under or give to any other entity any right of termination, amendment, acceleration or cancellation of any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which HGSL or any HGSL Shareholder is a party or by which any of them is bound or to which any of their respective properties or assets is subject, nor result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of HGSL or any HGSL Shareholder, nor result in the cancellation, modification, revocation or suspension of any of the licenses, franchises or permits to which HGSL or any HGSL Shareholder is bound.

6

Section 4.05 Investment Representations.

a. The HHEG Shares will be acquired hereunder solely for the account of the HGSL Shareholders, for investment, and not with a view to the resale or distribution thereof. Each HGSL Shareholder represents that he/it has no present arrangement to sell HHEG Shares to or through any person or entity. Each HGSL Shareholder understands that the HHEG Shares must be held indefinitely unless such HHEG Shares are resold in accordance with the provisions of Regulation S, are subsequently registered under the Securities Act or an exemption from registration is available. Each HGSL Shareholder understands and is able to bear any economic risks associated with such investment in the HHEG Shares. Each HGSL Shareholder has had full access to all the information he/it considers necessary or appropriate to make an informed investment decision with respect to the HHEG Shares to be acquired under this Agreement. Each HGSL Shareholder further has had an opportunity to ask questions and receive answers from HHEG’s directors regarding HHEG and to obtain additional information (to the extent HHEG’s directors possessed such information or could acquire it without unreasonable effort or expense) necessary to verify any information furnished to such shareholder or to which such shareholder had access. Each HGSL Shareholder is at the time of the offer and execution of this Agreement, domiciled outside the United States (a “Non-U.S. Shareholder”) and/or is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D promulgated by the SEC under the Securities Act). Each HGSL Shareholder understands that HHEG is under no obligation to register the HHEG Shares under the Securities Act, or to assist such HGSL Shareholder in complying with the Securities Act or the securities laws of any state of the United States or of any foreign jurisdiction.

b. No Non-U.S. Shareholder, nor any affiliate of any Non-U.S. Shareholder, nor any person acting on behalf of any Non-U.S. Shareholder or on behalf of any such affiliate, has engaged or will engage in any activity undertaken for the purpose of, or that reasonably could be expected to have the effect of, conditioning the markets in the United States for the HHEG Shares, including, but not limited to, effecting any sale or short sale of securities through any Non-U.S. Shareholder or any affiliate of any Non-U.S. Shareholder prior to the expiration of any restricted period contained in Regulation S promulgated under the Securities Act (any such activity being defined herein as a “Directed Selling Effort”). To the best knowledge of the Non-U.S. Shareholders, this Agreement and the transactions contemplated herein are not part of a plan or scheme to evade the registration provisions of the Securities Act, and the HHEG Shares are being acquired for investment purposes by the Non-U.S. Shareholder. The Non-U.S. Shareholders agree that all offers and sales of HHEG Shares from the date hereof and through the expiration of the any restricted period set forth in Rule 903 of Regulation S (as the same may be amended from time to time hereafter) shall not be made to U.S. Persons or for the account or benefit of U.S. Persons and shall otherwise be made in compliance with the provisions of Regulation S and any other applicable provisions of the Securities Act. Neither any Non-U.S. Shareholder nor the representatives of any Non-U.S. Shareholder have conducted any Directed Selling Effort as that term is used and defined in Rule 902 of Regulation S and no Non-U.S. Shareholder nor any representative of any Non-U.S. Shareholder will engage in any such Directed Selling Effort within the United States through the expiration of any restricted period set forth in Rule 903 of Regulation S.

Section 4.06 Not a Broker-Dealer. Each of the HGSL Shareholders represents that he/it is not a registered representative under the Financial Industry Regulatory Authority (“FINRA”), a member of FINRA or associated or Affiliated (as defined below) with any member of FINRA, nor a broker-dealer registered with the SEC under the Exchange Act of 1934 (“Exchange Act”) or engaged in a business that would require it to be so registered, nor is he/it an Affiliate of a broker-dealer or any Person engaged in a business that would require him/it to be registered as a broker-dealer. In the event any HGSL Shareholder is a member of FINRA, or associated or Affiliated with a member of FINRA, such HGSL Shareholder agrees, if requested by FINRA, to sign a lock-up, the form of which shall be satisfactory to FINRA with respect to the HHEG Shares. “Affiliate” means, with respect to any specified Person: (i) if such Person is an individual, the spouse of that Person and, if deceased or disabled, his heirs, executors or legal representatives, if applicable, or any trusts for the benefit of such individual or such individual’s spouse and/or lineal descendants, or (ii) otherwise, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, the Person specified. As used in this definition, “control” shall mean the possession, directly or indirectly, of the power to cause the direction of the management and policies of a Person, whether through the ownership of voting securities or by contract or other written instrument. “Person” shall mean an individual, entity, corporation, partnership, association, limited liability company, limited liability partnership, joint-stock company, trust or unincorporated organization.

7

Section 4.07 Brokers’ Fees. Each HGSL Shareholder represents that he/it has no liability to pay any fees or commissions or other consideration to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

Section 4.08 Disclosure. This Agreement, the schedules hereto and any certificate attached hereto or delivered in accordance with the terms hereby by or on behalf of HGSL or an HGSL Shareholder in connection with the transactions contemplated by this Agreement, when taken together, do not contain any untrue statement of a material fact or omit any material fact necessary in order to make the statements contained herein and/or therein not misleading.

Section 4.9 Not an Underwriter. Each of the HGSL Shareholders represents that he/it is not an underwriter of HHEG Shares, nor is he/it an affiliate of an underwriter of HHEG Shares.

Section 4.10 No Advice from HHEG. Each HGSL Shareholder acknowledges that he/it has received, and fully and carefully reviewed and understands, copies of HHEG’s filings with the SEC periodically (the “SEC Filings”), either in hard copy or electronically through the SEC’s EDGAR system at http://www.sec.gov. Each HGSL Shareholder also acknowledges that he/it has had the opportunity to review this Agreement, the exhibits hereto and the transactions contemplated by this Agreement with his/its own legal counsel and investment and tax advisors. Except for any statements or representations of HHEG made in this Agreement, each HGSL Shareholder is relying solely on such counsel and advisors and not on any statements or representations of HHEG or any of its representatives or agents for legal, tax or investment advice with respect to this investment, the transactions contemplated by this Agreement or the securities laws of any jurisdiction. Each HGSL Shareholder has consulted, to the extent deemed appropriate by him/it, with his/its own advisers as to the financial, tax, legal and related matters concerning an investment in the HHEG Shares and on that basis believes that his/its investment in the HHEG Shares is suitable and appropriate for him/it.

Section 4.11 Regulation S Exemption. Each HGSL Shareholder understands that the HHEG Shares are being offered and sold to him/it in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act, as amended, and that HHEG is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of each HGSL Shareholder set forth herein in order to determine the applicability of such exemptions and the suitability of each HGSL Shareholder to acquire HHEG Shares. In this regard, each HGSL Shareholder represents, warrants and agrees that:

8

(i) He/it is not a U.S. Person or an affiliate (as defined in Rule 501(b) under the Securities Act) of HHEG and he/it is not acquiring HHEG Shares for the account or benefit of a U.S. Person. A “U.S. Person” means any one of the following:

(A) any natural person resident in the United States of America;

(B) any partnership, limited liability company, corporation or other entity organized or incorporated under the laws of the United States of America;

(C) any estate of which any executor or administrator is a U.S. Person;

(D) any trust of which any trustee is a U.S. Person;

(E) any agency or branch of a foreign entity located in the United States of America;

(F) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person;

(G) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States of America; and

(H) any partnership, company, corporation or other entity if:

(1) organized or incorporated under the laws of any foreign jurisdiction; and

(2) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited HGHK Shareholders (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

(ii) At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, each HGSL Shareholder was outside of the United States.

(iii) He/it will not, during the period commencing on the date of issuance of the HHEG Shares and ending on the six-month anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer HHEG Shares in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

9

(iv) Each HGSL Shareholder will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer HHEG Shares only pursuant to registration under the Securities Act or an available exemption therefrom and in accordance with all applicable state and foreign securities laws.

(v) He/it was not in the United States engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to HHEG Shares, including without limitation, any put, call or other option transaction, option writing or equity swap.

(vi) Neither the HGSL Shareholder, nor any person acting on his/its behalf, has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to HHEG Shares and the HGSL Shareholder, and any person acting on his/its behalf, have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

(vii) The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

(viii) Neither the HGSL Shareholder nor any person acting on his/its behalf, has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the HHEG Shares. Each HGSL Shareholder agrees not to cause any advertisement of HHEG Shares to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to HHEG Shares, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

Section 4.12 No Advertisements. The HGSL Shareholder is not purchasing HHEG Shares as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or via the Internet, or presented at any seminar or meeting, and it is not aware of any public advertisement or general solicitation in respect of HHEG or its securities.

Section 4.13 Legend. Each HGSL Shareholder acknowledges and agrees that the HHEG Shares shall bear a restricted legend (the “Legend”), as set forth above in Section 3.14, prohibiting the offer, sale, pledge or transfer of the securities, except (i) pursuant to an effective registration statement filed under the Securities Act, (ii) in accordance with the applicable provisions of Regulation S, promulgated under the Securities Act, (iii) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available), and (iv) pursuant to any other exemption from the registration requirements of the Securities Act or for estate planning purposes (subject to any escrow restrictions).

10

Section 4.14 Economic Considerations. The HGSL Shareholder is not relying on HHEG, or its affiliates or agents with respect to economic considerations involved in this investment. Each HGSL Shareholder has relied solely on his/its own advisors.

Section 4.15 Compliance with Laws. Any resale of HHEG Shares during the “distribution compliance period” as defined in Rule 902(f) to Regulation S shall only be made in compliance with exemptions from registration afforded by Regulation S. Further, any such sale of HHEG Shares in any jurisdiction outside of the United States will be made in compliance with the securities laws of such jurisdiction. The HGSL Shareholders will not offer to sell or sell HHEG Shares in any jurisdiction unless they obtain all required consents, if any. Each HGSL Shareholder acknowledges that he/it is familiar with Rule 144 (“Rule 144”) under the Securities Act and has been advised that Rule 144 permits resales only under certain circumstances. Each HGSL Shareholder understands that to the extent that Rule 144 is not available, he/it will be unable to sell any HHEG Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

Section 4.16 Receipt of Information. Each HGSL Shareholder has received all documents, records, books and other information pertaining to his/its investment in HHEG that has been requested by him/it.

Section 4.17 Information Available. Each HGSL Shareholder acknowledges he/it has availed himself/itself of full access to HHEG’s public reports filed with the SEC, which reports can be retrieved from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

Section 4.18 No Reliance. Other than as set forth herein, the HGSL Shareholder is not relying upon any other information, representation or warranty by HHEG or any officer, director, stockholder, agent or representative of HHEG in determining to invest in HHEG Shares. Each HGSL Shareholder has consulted, to the extent deemed appropriate by him/it, with his/its own advisers as to the financial, tax, legal and related matters concerning an investment in HHEG Shares and on that basis believes that the investment in HHEG Shares is suitable and appropriate for him/it.

Section 4.19 No Governmental Review. Each HGSL Shareholder is aware that no federal or state agency has (i) made any finding or determination as to the fairness of this investment, (ii) made any recommendation or endorsement of HHEG Shares or HHEG, or (iii) guaranteed or insured any investment in HHEG Shares or any investment made by HHEG.

Section 4.20 Potential Loss of Investment. Each HGSL Shareholder understands that an investment in HHEG Shares is a speculative investment which involves a high degree of risk and the potential loss of his/its entire investment. Each HGSL Shareholder has considered carefully and understands the risks associated with an investment in HHEG Shares as set forth in HHEG’s SEC Filings.

11

Section 4.21 Financial Statements.

(a) On or before the Closing Date, HHEG shall have been furnished with: (i) the audited consolidated balance sheets of HGSL as of December 31, 2018 and December 31, 2017 and the related audited consolidated statements of operations, stockholders’ equity and cash flows for the fiscal years ended December 31, 2018 and December 31, 2017 together with the notes to such statements and the opinion of Pan-China Singapore PAC, independent certified public accountants (the “HGSL Financial Statements”), and (ii) the audited balance sheets of ZDSC as of December 31, 2018 and December 31, 2017 and the related audited statements of operations, stockholders’ equity and cash flows for the fiscal years ended December 31, 2018 and December 31, 2017 together with the notes to such statements and the opinion of Pan-China Singapore PAC, independent certified public accountants (the “ZDSC Financial Statements”).

(b) Each set of financial statements (including, in each case, any related notes thereto) was prepared in accordance with US GAAP (“GAAP”), applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the financial position of HGSL at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a Material Adverse Effect.

(c) As of the date of all balance sheets included in each set of financial statements, except as and to the extent reflected or reserved against therein, HGSL had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with GAAP, and all assets reflected therein are properly reported and present fairly in all material respects the value of the assets of HGSL, in accordance with GAAP. All statements of operations, stockholders’ equity and cash flows included in the HGSL financial statements reflect fairly in all material respects the information required to be set forth therein by GAAP.

Section 4.22 Survival. Each of the representations and warranties set forth in this Article IV shall be deemed represented and made by HGSL and each HGSL Shareholder at the Closing as if made at such time.

ARTICLE V
COVENANTS

Section 5.01 Certain Changes and Conduct of Business.

a. From and after the date of this Agreement and until the Closing Date, HHEG and HGSL shall conduct their businesses solely in the ordinary course consistent with past practices and in a manner consistent with all representations, warranties or covenants contained herein, and without the prior written consent of the other party, neither HHEG nor HGSL will, except as required or permitted pursuant to the terms hereof:

i.	make any material change in the conduct of its businesses and/or operations or enter into any transaction other than in the ordinary course of business consistent with past practices;

12

ii.	make any change in its Articles of Association or Memorandum of Association, issue any additional shares of capital stock or equity securities or grant any option, warrant or right to acquire any capital stock or equity securities or issue any security convertible into or exchangeable for its capital stock or alter in any material term of any of its outstanding securities or make any change in its outstanding shares of capital stock or its capitalization, whether by reason of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

iii.	A.	incur, assume or guarantee any indebtedness for borrowed money, issue any notes, bonds, debentures or other corporate securities or grant any option, warrant or right to purchase any thereof, except pursuant to transactions in the ordinary course of business consistent with past practices; or

	B.	issue any securities convertible or exchangeable for debt or equity securities;

iv.	make any sale, assignment, transfer, abandonment or other conveyance of any of its assets or any part thereof, except pursuant to transactions in the ordinary course of business consistent with past practice;

v.	subject any of its assets, or any part thereof, to any lien or suffer such to be imposed other than such liens as may arise in the ordinary course of business consistent with past practices by operation of law which will not have a material adverse effect on its business;

vi.	acquire any assets, raw materials or properties, or enter into any other transaction, other than in the ordinary course of business consistent with past practices;

vii.	enter into any new (or amend any existing) employee benefit plan, program or arrangement or any new (or amend any existing) employment, severance or consulting agreement, grant any general increase in the compensation of officers or employees (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or grant any increase in the compensation payable or to become payable to any employee, except in accordance with pre-existing contractual provisions or consistent with past practices;

viii.	make or commit to make any material capital expenditures;

13

ix.	pay, loan or advance any amount to, or sell, transfer or lease any properties or assets to, or enter into any agreement or arrangement with, any of its affiliates;

x.	guarantee any indebtedness for borrowed money or any other obligation of any other person;

xi.	fail to keep in full force and effect insurance comparable in amount and scope to coverage maintained by it (or on behalf of it) on the date hereof;

xii.	take any other action that would cause any of the representations and warranties made by it in this Agreement not to remain true and correct in all material respects;

xiii.	make any material loan, advance or capital contribution to or investment in any person;

xiv.	make any material change in any method of accounting or accounting principle, method, estimate or practice;

xv.	settle, release or forgive any claim or litigation or waive any right; or

xvi.	commit itself to do any of the foregoing.

Section 5.02 Access to Properties and Records. HGSL shall afford to HHEG’s accountants, counsel and authorized representatives, and HHEG shall afford to HGSL’s accountants, counsel and authorized representatives full access during normal business hours throughout the period prior to the Closing Date (or the earlier termination of this Agreement) to all of such party’s properties, books, contracts, commitments and records and, during such period, shall furnish promptly to the requesting party all other information concerning the other party’s business, properties and personnel as the requesting party may reasonably request, provided that no investigation or receipt of information pursuant to this Section 5.02 shall affect any representation or warranty of or the conditions to the obligations of any party.

Section 5.03 Negotiations. From and after the date hereof until the earlier of the Closing or the termination of this Agreement, no party to this Agreement nor its officers or directors (subject to such director’s fiduciary duties) nor anyone acting on behalf of any party or other persons shall, directly or indirectly, encourage, solicit, engage in discussions or negotiations with or provide any information to, any person, firm or other entity or group concerning any merger, sale of substantial assets, purchase or sale of shares of capital stock or similar transaction involving any party. A party shall promptly communicate to any other party any inquiries or communications concerning any such transaction which they may receive or of which they may become aware.

14

Section 5.04 Consents and Approvals. The parties shall:

i.	use their reasonable commercial efforts to obtain all necessary consents, waivers, authorizations and approvals of all governmental and regulatory authorities, domestic and foreign, and of all other persons, firms or corporations required in connection with the execution, delivery and performance by them of this Agreement; and

ii.	diligently assist and cooperate with each other party in preparing and filing all documents required to be submitted by a party to any governmental or regulatory authority, domestic or foreign, in connection with such transactions and in obtaining any governmental consents, waivers, authorizations or approvals which may be required to be obtained connection in with such transactions.

Section 5.05 Public Announcement. Unless otherwise required by applicable law, the parties hereto shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and shall not issue any such press release or make any such public statement prior to such consultation.

Section 5.06 Stock Issuance. From and after the date of this Agreement until the Closing Date, neither HHEG nor HGSL shall issue any additional shares of its capital stock.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF HHEG

The obligations of HHEG to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by HHEG in its sole discretion:

Section 6.01 Representations and Warranties of HGSL and the HGSL Shareholders. All representations and warranties made by HGSL and the HGSL Shareholders in this Agreement shall be true and correct on and as of the Closing Date as if again made by them as of such date.

Section 6.02 Agreements and Covenants. HGSL and the HGSL Shareholders shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

Section 6.03 Consents and Approvals. Consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

15

Section 6.04 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of HGSL shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

Section 6.05 Due Diligence Review. HHEG shall have completed its due diligence review of HGSL and shall be reasonably satisfied with the results of such review.

Section 6.06 Completion of Audits. Audits of HGSL, HGHK, HGC, HGSZ, SHSEC and ZSDC for the periods required for the filing of the Form 6-K shall have been completed.

ARTICLE VII

CONDITIONS TO OBLIGATIONS OF HGSL

AND THE HGSL SHAREHOLDERS

The obligations of HGSL and the HGSL Shareholders to consummate the transactions contemplated by this Agreement are subject to the fulfillment, at or before the Closing Date, of the following conditions, any one or more of which may be waived by HGSL in its sole discretion:

Section 7.01 Representations and Warranties of HHEG. All representations and warranties made by HHEG in this Agreement shall be true and correct on and as of the Closing Date as if again made by HHEG as of such date.

Section 7.02 Agreements and Covenants. HHEG shall have performed and complied in all material respects to all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

Section 7.03 Consents and Approvals. Consents, waivers, authorizations and approvals of any governmental or regulatory authority, domestic or foreign, and of any other person, firm or corporation, required in connection with the execution, delivery and performance of this Agreement shall be in full force and effect on the Closing Date.

Section 7.04 No Violation of Orders. No preliminary or permanent injunction or other order issued by any court or governmental or regulatory authority, domestic or foreign, nor any statute, rule, regulation, decree or executive order promulgated or enacted by any government or governmental or regulatory authority, which declares this Agreement invalid in any respect or prevents the consummation of the transactions contemplated hereby, or which materially and adversely affects the assets, properties, operations, prospects, net income or financial condition of HHEG shall be in effect; and no action or proceeding before any court or governmental or regulatory authority, domestic or foreign, shall have been instituted or threatened by any government or governmental or regulatory authority, domestic or foreign, or by any other person, or entity which seeks to prevent or delay the consummation of the transactions contemplated by this Agreement or which challenges the validity or enforceability of this Agreement.

16

Section 7.05 Resignation of Sole Officer and Director. The sole officer of HHEG shall have submitted his resignation as an officer and as a director of HHEG, effective immediately after the Closing. It is understood that the vacancy on the Board of Directors created by said resignation shall be filled by the person or persons nominated by the HGSL Shareholders. It is further understood that Mr. Zhongpeng Chen shall remain as a director of the Company after the Closing

ARTICLE VIII

TERMINATION AND ABANDONMENT

Section 8.01 Methods of Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned at any time before the Closing:

a. By the mutual written consent of HHEG, HGSL and each of the HGSL Shareholders.

b. By the HGSL Shareholders, upon a material breach of any representation, warranty, covenant or agreement on the part of HHEG set forth in this Agreement;

c. By HHEG upon a material breach of any representation, warranty, covenant or agreement on the part of HGSL or any of the HGSL Shareholders set forth in this Agreement;

d. By any of HGSL, all of the HGSL Shareholders or HHEG, if the Closing shall not have been consummated before sixty (60) days after the date hereof.

e. By any of HGSL, all of the HGSL Shareholders or HHEG if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the parties hereto shall use its best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the transactions contemplated by this Agreement.

Section 8.02 Procedure Upon Termination. In the event of termination and abandonment of this Agreement by any party pursuant to Section 8.01, written notice thereof shall forthwith be given to the other parties and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action. If this Agreement is terminated as provided herein, no party to this Agreement shall have any liability or further obligation to any other party to this Agreement; provided, however, that no termination of this Agreement pursuant to this Article VIII shall relieve any party of liability for a breach of any provision of this Agreement occurring before such termination.

17

ARTICLE IX
MISCELLANEOUS

Section 9.01 Governing Law. This Agreement shall be governed by and construed in all respects by the internal laws of the Cayman Islands (except for the proper application of the United States federal securities laws), without giving effect to any choice of law or conflict of law provision or rule (whether of the Seychelles, the Hong Kong Special Administrative Region, the Peoples Republic of China or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the Cayman Islands.

Section 9.02 Notices, Etc. Unless otherwise specified within a provision of this Agreement all notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by email or facsimile (provided confirmation of transmission is electronically or mechanically generated and kept on file by the sending party); (iii) ten business days after deposit with the Post Office in the Cayman Islands, the Seychelles, Hong Kong or the PRC, as applicable, when sent by registered or certified mail; or (iv) one business day after deposit with a recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses, email addresses and facsimile numbers for such communications shall be:

If to HHEG:

Huahui Education Group Limited

13th Floor, Building B1, Wisdom Plaza

Qiaoxiang Road, Nanshan District

Shenzhen, Guangdong Province, China 518000

Attention: Mr. Zihua Wu

Email: zhwu1013@gmail.com

With a copy to:

Schlueter & Associates, P.C.

5290 DTC Parkway, Suite 150

Greenwood Village, Colorado 80111

Attention: Henry F. Schlueter, Esq.

Email: hfs@schlueterintl.com

Facsimile: +1-303-648-5663

If to HGSL:

Huahui Group Stock Limited

13th Floor, Building B1, Wisdom Plaza

Qiaoxiang Road, Nanshan District

Shenzhen, Guangdong Province, China 518000

Attention: Mr. Junze Zhang

Email: z4_075@163.com

18

If to Junze Zhang

Mr. Junze Zhang

13th Floor, Building B1, Wisdom Plaza

Qiaoxiang Road, Nanshan District

Shenzhen, Guangdong Province, China 518000

Attention: Mr. Junze Zhang

Email: 2750824344@qq.com

If to Feier Co.,Limited:

Feier Co., Limited

13th Floor, Building B1, Wisdom Plaza

Qiaoxiang Road, Nanshan District

Shenzhen, Guangdong Province, China 518000

Attention: Mr. Guiting Rao

Email:503243068@qq.com

If to Meisi Co., Limited:

Meisi Co., Limited

13th Floor, Building B1, Wisdom Plaza

Qiaoxiang Road, Nanshan District

Shenzhen, Guangdong Province, China 518000

Attention: Mr. Yuze Zhong

Email:xuweiqing997@163.com

Section 9.03 Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

Section 9.04 Expenses. Each party shall be responsible for their own costs and expenses.

Section 9.05 Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

Section 9.06 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

19

Section 9.07 Severability. If any provision of this Agreement is held by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable, such invalid, illegal or unenforceable provision shall be severed from the remainder of this Agreement, and the remainder of this Agreement shall be enforced. In addition, the invalid, illegal or unenforceable provision shall be deemed to be automatically modified, and, as so modified, to be included in this Agreement, such modification being made to the minimum extent necessary to render the provision valid, legal and enforceable. Notwithstanding the foregoing, however, if the severed or modified provision concerns all or a portion of the essential consideration to be delivered under this Agreement by one party to the other, the remaining provisions of this Agreement shall also be modified to the extent necessary to equitably adjust the parties’ respective rights and obligations hereunder.

Section 9.08 Telecopy Execution and Delivery. A facsimile, telecopy, email or other reproduction of this Agreement may be executed by one or more parties hereto, and an executed copy of this Agreement may be delivered by one or more parties hereto by facsimile transmission, by e-mail delivery of a “.pdf” format data file or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

Section 9.09 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof. All proposals, negotiations and representations (if any) made prior, and with reference to the subject matter of this Agreement, are merged herein. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor of or against any party. Neither HHEG nor HGSL nor any HGSL Shareholder shall be bound by any oral agreement or representation, irrespective of when made.

Section 9.10 Survival of Representations, Warranties and Covenants. All of the representations and warranties made herein shall survive the execution and delivery of this Agreement, any investigation by or on behalf of HGSL or any HGSL Shareholder or acceptance of HHEG Shares and payment therefor and shall survive until such time as HHEG Shares have been sold or redeemed in full in cash. All covenants and indemnities made herein shall survive in perpetuity, unless otherwise provided in this Agreement.

Section 9.11 Remedies Cumulative. No failure or delay on the part of HHEG, HGSL or any HGSL Shareholder in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to HHEG, HGSL or any HGSL Shareholder at law, in equity or otherwise.

Section 9.12 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations or other actions by, or giving any notices to, or making any filings with, any governmental authority) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

20

Section 9.13 Disputes. Any dispute, controversy, difference or claim arising out of or relating to this Agreement, including the existence, validity, interpretation, performance, breach or termination thereof or any dispute regarding non-contractual obligations arising out of or relating to this Agreement shall be referred to and finally resolved by arbitration administered by the Hong Kong International Arbitration Centre (“HKIAC”) under the UNCITRAL Arbitration Rules in force when the notice of arbitration is submitted, as modified by the HKIAC Procedures for Administration of International Arbitration. The HKIAC shall administer any arbitration, which shall also be the appointing authority. The place of arbitration shall be in Hong Kong at the HKIAC, and the law of this arbitration clause shall be the law of Hong Kong. All matters relating to the Agreement shall be determined under Cayman law as provided above in Section 9.01. The number of arbitrators shall be one, and the arbitration proceedings shall be conducted in the English language. The parties to this Agreement expressly agree that the arbitrator shall award costs and attorneys’ fees in connection with any such arbitration proceeding in accordance with the provisions of the UNCITRAL Arbitration Rules or as the arbitrator shall determine in his or her sole and absolute discretion.

Section 9.14 Disclosure and Waiver of Conflicts. The parties acknowledge and agree that: (i) representatives of Schlueter & Associates, P.C., the attorneys that prepared this Agreement (the “Attorney”), have acted as legal counsel to HHEG and to other entities that are either now or have been in the past affiliated with HHEG and its shareholders, officers and directors, (ii) HGSL and the HGSL Shareholders acknowledge that they have been advised by the Attorney that HGSL and each HGSL Shareholder should have their own legal counsel to advise them with respect to this Agreement and the transactions that are contemplated by this Agreement, (iii) HGSL and each HGSL Shareholder has decided even after being advised by the Attorney that they should each have their own separate legal counsel to not seek their own separate legal counsel, and (iv) HGSL and each HGSL Shareholder understands that the Attorney is not representing HGSL and the HGSL Shareholders. Notwithstanding the foregoing, HHEG desires the Attorney to represent it, and the officers and directors of HHEG do hereby forever waive any claim that the Attorney’s representation of HHEG or affiliates of HHEG in the past or at present constitutes a conflict of interest in the preparation of this Agreement and legal representation of HHEG in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, HGSL and each HGSL Shareholder hereby forever waives any claim that they may now or may ever have against Attorney that Attorney violated ethical considerations relating to “conflict of interest” in connection with Attorney’s representation of HHEG in the preparation of this Agreement and legal representation of HHEG in connection with the transactions contemplated by this Agreement.

Section 9.15 Public Announcements. HHEG shall promptly, but no later than four (4) business days following the effective date of this Agreement, issue a press release disclosing the transactions contemplated hereby. HHEG shall also file with the SEC a Form 6-K describing the material terms of the transactions contemplated hereby as soon as practicable following the Closing Date but in no event more than four (4) business days following the Closing Date. Prior to the Closing Date, HHEG, HGSL and the HGSL Shareholders shall consult with each other in issuing the Form 6-K, the press release and any other press releases or otherwise making public statements or filings and other communications with the SEC or any regulatory agency or stock market or trading facility with respect to the transactions contemplated hereby and no party shall issue any such press release or otherwise make any such public statement, filings or other communications without the prior written consent of the other parties, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law, in which case the disclosing party shall provide the other party with prior notice of no less than three (3) calendar days, of such public statement, filing or other communication and shall incorporate into such public statement, filing or other communication the reasonable comments of the other party.

SIGNATURE PAGE FOLLOWS

21

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

HUAHUI EDUCATION GROUP LIMITED

By:	/s/ WU Zihua
Name:	WU Zihua
Title:	President

HUAHUI GROUP STOCK LTD

By:	/s/ ZHANG Junze
Name:	ZHANG Junze
Title:	President

ZHANG JUNZE

/s/ ZHANG Junze

FEIER CO., LIMITED

By:	/s/ RAO Guiting
Name:	RAO Guiting
Title:	President

MEISI CO., LIMITED

By:	/s/ ZHONG Yuze
Name:	ZHONG Yuze
Title:	President

22